EXHIBIT 99.1

[WOLVERINE TUBE, INC. LOGO]

PRESS RELEASE

Contact:	James E. Deason Executive Vice President Chief Financial Officer (256) 580-3510

Wolverine Tube, Inc.

Extends And Amends Credit Facility

Huntsville, Alabama, April 6, 2004—Wolverine Tube, Inc. (NYSE: WLV) announced today that it has extended its $37.5 million Secured Revolving Credit Facility (the Facility) for two years and has amended certain financial covenants. The Facility, as amended, matures on March 31, 2007 versus a previous 2005 maturity. Amended financial covenants pertain to minimum earnings before interest, taxes, depreciation and amortization (EBITDA), fixed charge coverage ratio and annual capital expenditures have been modified. Specifically, amended financial covenants are as follows. Minimum EBITDA for the trailing twelve months for the first, second, third and fourth quarters of 2004 are $23.0 million, $23.5 million, $29.5 million and $36.0 million, respectively. For the trailing twelve month periods thereafter minimum EBITDA is $40.0 million. The fixed charge coverage ratio ranges from .05x1 to 1.05x1 during the term of the Facility. Annual capital spending limits are $15.0 million, $20.0 million, $22.0 million and $25.0 million for the years 2004-2007, respectively.

Commenting, James E. Deason, Executive Vice President and Chief Financial Officer, stated, “We are pleased to have completed this amendment and extension to our Secured Revolving Credit Facility. The Facility, as amended, provides the Company with favorable terms and conditions. The availability of the Facility along with our cash flow from operations continues to provide the Company with the financial liquidity needed as we continue to experience improvement in our business”.

About Wolverine Tube, Inc.

Wolverine Tube, Inc. is a world-class quality partner, providing its customers with copper and copper alloy tube, fabricated products, metal joining products as well as copper and copper alloy rod, bar and other products. Internet addresses: www.wlv.com and www.silvaloy.com.

Corporate Headquarters
200 Clinton Avenue West, Suite 1000
Huntsville, AL 35801

[WOLVERINE TUBE, INC. LOGO]

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Forward-looking statements in this press release are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements use such words as “may”, “will”, “expect”, “believe”, “plan”, “anticipate” and other similar terminologies. This press release contains forward-looking statements regarding factors affecting the Company’s expectations of future sales, earnings and cash flows. Such statements are based on current expectations, estimates and projections about the industry and markets in which the Company operates, as well as management’s beliefs and assumptions and information currently available. These forward-looking statements are subject to various risks and uncertainties that could cause actual results to differ materially from those stated or implied by such forward-looking statements. The Company undertakes no obligation to publicly release any revision of any forward-looking statements contained herein to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events. With respect to expectations of future sales, earnings and cash flows, factors that could affect actual results include, without limitation, the effect of currency fluctuations, raw material costs and our ability to effectively hedge these cost, the timing and magnitude of recovery from the current economic downturn, costs and cost savings related to the Booneville closing, the levels of U.S. commercial construction activity, competitive products and pricing, environmental contingencies, regulatory pressures, labor cost (including healthcare and pension expense), , technology, fuel and energy costs, the mix of geographic and product revenues, and any inability to achieve or delays in achieving anticipated results from our cost reduction initiatives (including our workforce reduction program), product and process development activities, productivity and efficiency initiatives, global expansion activities, market share penetration effort and working capital management programs. A discussion of risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, can be found in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year and reports filed from time to time with the Securities and Exchange Commission.

Corporate Headquarters
200 Clinton Avenue West, Suite 1000
Huntsville, AL 35801